Exhibit 99.1
BALLY'S CORPORATION ANNOUNCES SECOND QUARTER 2021 RESULTS
Reports Record Revenues and Earnings as Strong Trends Continue
Improved Consumer Confidence, Minimal Capacity Restrictions and Disciplined Operating Strategy Contribute to Historic Operating Levels

PROVIDENCE, R.I., - August 9, 2021 - Bally’s Corporation (NYSE: BALY) today reported financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial and Recent Highlights

•Revenue of $267.7 million
•Net income and diluted EPS of $68.9 million and $1.40, respectively
•Adjusted EBITDA of $83.8 million
•Adjusted EBITDA margin of 31.3%
•Completed acquisitions of three additional casinos and Bet.Works
•Launched global refinancing to fund acquisition of Gamesys and provide liquidity for continued growth

George Papanier, President and Chief Executive Officer said, “We had record revenue and earnings performance in the quarter and remain confident that we will continue to benefit from rebounding demand across our land-based portfolio. Improved consumer confidence, minimal capacity restrictions and our disciplined operating strategy all contributed to extremely strong numbers across the board in the second quarter.”

Papanier continued, “The closing of the Bet.Works acquisition was another significant step in our evolution to become a leading omni-channel provider. We continue to make progress on our transformative acquisition of Gamesys and look forward to closing that transaction during the fourth quarter.”

Summary of Financial Results

	Three Months Ended June 30,
(in thousands, except per share amounts and percentages)	2021	2020
Revenue	$267,733	$28,924
Income (loss) from operations	$80,532	$(20,963)
Income (loss) from operations margin	30.1%	(72.5)%
Net income (loss)	$68,942	$(23,555)
Net income (loss) margin	25.8%	(81.4)%
Adjusted EBITDA(1)	$83,762	$(10,723)
Adjusted EBITDA margin(1)	31.3%	(37.1)%
Earnings (loss) per diluted share (“EPS”)	$1.40	$(0.77)
Adjusted EPS(1)	$0.48	$(0.80)
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

Segment Update

In the second quarter of 2021, the Company changed its management structure to better align with strategic growth initiatives in light of recent and pending acquisitions, which resulted in the re-alignment of its operating and reportable segments. For financial reporting purposes, these operating segments are aggregated into two reportable segments, East and West.

•East - includes Twin River Casino Hotel, Tiverton Casino Hotel, Dover Downs, Bally’s Atlantic City, and Tropicana Evansville.
•West - includes Hard Rock Biloxi, Casino Vicksburg, Bally’s Kansas City, Eldorado Shreveport, Bally’s Black Hawk, Bally’s Lake Tahoe, and Jumer’s Casino & Hotel.

The operating segments of Bally’s Interactive, which includes SportCaller, Monkey Knife Fight (“MKF”), Bet.Works, and the Company’s online and mobile sports betting operations, Mile High USA, and shared services provided by corporate, are all reported in the “Other” category.

Second Quarter 2021 Results

Revenue for the second quarter of 2021 increased $238.8 million to $267.7 million from $28.9 million in the second quarter last year. This was primarily due to a reduction in COVID-19 restrictions, with all properties operating at full capacity as of quarter end as compared to 2020 when properties were closed from mid-March to June. Revenue for the East segment increased $122.0 million to $132.4 million and the West segment increased $109.7 million to $127.9 million compared to the same period last year. This marks the single largest revenue quarter in history. The incremental revenues from acquisitions completed in the second half of 2020, including Bally’s Kansas City, Casino Vicksburg, Bally’s Atlantic City and Eldorado Shreveport, and those acquired in the first half of 2021, including SportCaller, MKF, Bally’s Interactive, Bally’s Lake Tahoe (formerly MontBleu Resort Casino and Spa), Tropicana Evansville and Jumer’s Casino & Hotel, contributed to aggregate revenue of $134.6 million in the second quarter of 2021.

The Company also continued to see strong operational efficiencies that positively impacted margins, a trend since re-opening from the pandemic. Income from operations in the second quarter of 2021 increased $101.5 million year-over-year to $80.5 million, while operating margins increased to 30.1% compared to (72.5)% for the same period last year. Labor savings, reduced marketing and promotional spend, and the limited offerings of lower margin amenities due to COVID-19 related safety protocols continued to drive margin improvements.

Net income for the second quarter of 2021 was $68.9 million, an increase of $92.5 million from a net loss of $23.6 million in the second quarter last year. Net income for the quarter was bolstered by several one-time items including pre-tax gains of $77.5 million recorded in connection with the acquisitions of Bally’s Lake Tahoe and Tropicana Evansville. Adjusted EBITDA for the second quarter of 2021 was $83.8 million, an increase of $94.5 million from negative Adjusted EBITDA of $10.7 million in the second quarter last year. The West segment Adjusted EBITDA increased to $52.1 million from $4.7 million in the second quarter last year. Adjusted EBITDA for the East segment was $41.6 million compared to negative Adjusted EBITDA of $10.3 million in the second quarter last year.

Diluted EPS for the second quarter of 2021 was $1.40 compared to diluted loss of $0.77 per share for the comparable period in 2020. Adjusted EPS was $0.48 for the second quarter of 2021 compared to a loss per share of $0.80 during the same period in 2020.

Other Financial Information

As of June 30, 2021, the Company had $195.8 million in cash and cash equivalents and restricted cash of $677.8 million, which included $667.9 million of cash proceeds from the April 2021 common stock offering to finance the acquisition of Gamesys.

Total debt was $1.37 billion as of June 30, 2021 compared to $1.13 billion as of December 31, 2020.

Interest expense, net of interest income, for the second quarter of 2021 increased $6.2 million to $21.3 million. This primarily resulted from the increase in debt obligations outstanding in each respective period coupled with timing and differences in interest rates.

Global Refinancing

As previously announced, the Company obtained commitments, subject to satisfaction of customary closing conditions, for proposed senior secured credit facilities of up to $2.57 billion, consisting of up to a $1.95 billion senior secured first lien term loan facility and a $620.0 million senior secured first lien revolving credit facility. The proceeds of the new credit facilities plus other resources will be used to, among other things, refinance existing debt, pay a portion of the Gamesys acquisition price and refinance Gamesys debt.

The Company also entered into agreements for the private placement of $1.50 billion in aggregate principal amount of senior notes in two separate series consisting of $750 million in aggregate principal amount of senior notes due 2029 and $750 million in aggregate principal amount of senior notes due 2031. The bond offerings will close into escrow, subject to completion of the Gamesys acquisition.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS, which exclude certain items described below. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for the Company, or where noted the Company’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition, integration and restructuring expenses, share-based compensation, gain on sale-leaseback, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate costs among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

“Adjusted EPS” represents net income, or loss, per diluted share before non-operating (income) and expense, acquisition, integration and restructuring expenses, gain on sale-leaseback, and certain other gains or losses.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS when evaluating operating performance because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in our industry and a principal basis for valuing resort and gaming companies like the Company. Management of the Company believes that while certain items excluded from Adjusted EBITDA and Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA nor Adjusted EPS should be construed as an alternative to GAAP net income or GAAP diluted EPS, respectively, as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EPS as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Second Quarter Conference Call
The Company’s second quarter 2021 earnings conference call and audio webcast will be held today, Monday, August 9, 2021 at 10:00 AM EDT. To access the conference call, please dial (866) 342-8591 (U.S. toll-free) and reference conference ID BALYQ22021. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.ballys.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.

About Bally's Corporation

Bally’s Corporation is a leading regional casino-entertainment company with a growing omni-channel presence of online sports betting and iGaming offerings in the US. It currently owns and manages 14 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 14 states. It also owns Bally’s Interactive a first-in-class B2B2C sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, and SportCaller, a leading global B2B free-to-play game provider.

With more than 6,000 employees, the Company’s operations, pro forma for pending acquisitions, include 15,833 slot machines, 532 table games and 5,355 hotel rooms. Upon closing the previously announced Tropicana Las Vegas (Las Vegas, NV) transaction, as well as completing the construction of a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and manage 16 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by BALY in this press release, its reports filed with the Securities and Exchange Commission (the "SEC") and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for BALY to predict or identify all such events or how they may affect it. BALY has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Robert Lavan	Richard Goldman / David Gill
Senior Vice President, Finance and Investor Relations	Kekst CNC
401-475-8564	646-847-6102 / 917-842-5384
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

BALLY'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$195,834	$123,445
Restricted cash	677,849	3,110
Accounts receivable, net	32,837	14,798
Inventory	12,190	9,296
Tax receivable	77,347	84,483
Prepaid expenses and other current assets	74,380	53,823
Total current assets	1,070,437	288,955
Property and equipment, net	766,694	749,029
Right of use assets, net	503,115	36,112
Goodwill	424,871	186,979
Intangible assets, net	983,424	663,395
Other assets	8,768	5,385
Total assets	$3,757,309	$1,929,855
Liabilities and Stockholders’ Equity
Current portion of long-term debt	$5,750	$5,750
Current portion of lease liabilities	21,197	1,520
Accounts payable	30,904	15,869
Accrued liabilities	171,224	120,055
Total current liabilities	229,075	143,194
Long-term debt, net	1,328,394	1,094,105
Long-term portion of lease liabilities	506,822	62,025
Pension benefit obligations	8,515	9,215
Deferred tax liability	58,641	36,983
Naming rights liabilities	197,703	243,965
Contingent consideration payable	46,920	—
Other long-term liabilities	14,015	13,770
Total liabilities	2,390,085	1,603,257
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 200,000,000 shares authorized; 44,591,127 and 30,685,938 shares issued; 44,591,127 and 30,685,938 shares outstanding)	445	307
Preferred stock ($0.01 par value; 10,000,000 shares authorized; no shares outstanding)	—	—
Additional paid-in-capital	1,363,779	294,643
Treasury stock, at cost	—	—
Retained earnings	6,696	34,792
Accumulated other comprehensive loss	(3,696)	(3,144)
Total stockholders’ equity	1,367,224	326,598
Total liabilities and stockholders’ equity	$3,757,309	$1,929,855

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Gaming	$205,288	$23,767	$358,197	$99,603
Racing	2,202	176	4,571	3,133
Hotel	22,315	2,115	35,374	9,761
Food and beverage	23,382	1,670	38,882	16,986
Other	14,546	1,196	22,975	8,589
Total revenue	267,733	28,924	459,999	138,072

Operating (income) costs and expenses:
Gaming	61,680	9,871	106,885	33,084
Racing	1,670	789	3,719	3,196
Hotel	7,506	1,152	12,655	4,444
Food and beverage	17,004	2,659	29,213	15,935
Other	2,021	123	3,818	2,053
Advertising, general and administrative	101,211	23,989	181,710	73,598
Goodwill and asset impairment	4,675	(154)	4,675	8,554
Expansion and pre-opening	937	—	1,540	—
Acquisition, integration and restructuring	18,402	2,458	30,660	4,244
Gain from insurance recoveries, net of losses	(579)	(143)	(11,255)	(1,026)
Rebranding	382	—	1,295	—
Gain on sale-leaseback	(53,425)	—	(53,425)	—
Depreciation and amortization	25,717	9,143	38,503	18,122
Total operating (income) costs and expenses	187,201	49,887	349,993	162,204
Income (loss) from operations	80,532	(20,963)	110,006	(24,132)

Other income (expense):
Interest income	530	112	1,054	255
Interest expense, net of amounts capitalized	(21,829)	(15,222)	(42,627)	(26,738)
Change in value of naming rights liabilities	19,070	—	(8,336)	—
Gain on bargain purchases	24,114	—	24,114	—
Other, net	(6,494)	—	(3,823)	—
Total other income (expense), net	15,391	(15,110)	(29,618)	(26,483)

Income (loss) before provision for income taxes	95,923	(36,073)	80,388	(50,615)
Provision (benefit) for income taxes	26,981	(12,518)	22,151	(18,182)
Net income (loss)	$68,942	$(23,555)	$58,237	$(32,433)

Basic earnings (loss) per share	$1.43	$(0.77)	$1.39	$(1.05)
Weighted average common shares outstanding - basic	48,156	30,452	42,038	31,011
Diluted earnings (loss) per share	$1.40	$(0.77)	$1.37	$(1.05)
Weighted average common shares outstanding - diluted	49,102	30,452	42,374	31,011

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss )	$58,237	$(32,433)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,503	18,122
Amortization of operating lease right of use assets	2,409	517
Goodwill and asset impairment	4,675	8,554
Share-based compensation	8,384	7,669
Amortization of debt discount and debt issuance costs	3,144	1,974
Gain from insurance recoveries	(11,160)	—
Gain on sale-leaseback	(53,425)	—
Loss on assets and liabilities measured at fair value	15,069	—
Deferred income taxes	(2,525)	(3,221)
Change in value of naming rights liabilities	8,336	—
Change in contingent consideration payable	(11,703)	—
Gain on bargain purchases	(24,114)	—
Other operating activities	2,761	813
Changes in current operating assets and liabilities	(4,366)	(18,376)
Net cash provided by (used in) operating activities	34,225	(16,381)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(332,029)	(50,451)
Foreign exchange forward contract premiums	(22,592)	—
Capital expenditures	(35,785)	(5,448)
Insurance proceeds from hurricane damage	11,160	—
Other investing activities	(481)	—
Net cash used in investing activities	(379,727)	(55,899)
Cash flows from financing activities:
Issuance of common stock, net	667,872	—
Proceeds from sale-leaseback	144,000	—
Revolver borrowings	275,000	250,000
Revolver payments	(35,000)	(250,000)
Term loan proceeds, net	—	261,180
Term loan repayments	(2,875)	(1,500)
Payment of financing fees	(5,840)	(1,117)
Share repurchases	—	(33,292)
Issuance of Sinclair penny warrants	50,000	—
Payment of shareholder dividends	—	(3,199)
Share redemption for tax withholdings - restricted stock	(1,311)	(2,564)
Stock options exercised	301	—
Net cash provided by financing activities	1,092,147	219,508
Effect of foreign currency on cash and cash equivalents	483	—
Net change in cash and cash equivalents and restricted cash	747,128	147,228
Cash and cash equivalents and restricted cash, beginning of period	126,555	185,502
Cash and cash equivalents and restricted cash, end of period	$873,683	$332,730
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$36,718	$23,402
Cash paid for income taxes, net of refunds	17,396	(165)

BALLY'S CORPORATION

Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited) (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$267,733	$28,924	$459,999	$138,072

Net income (loss)	$68,942	$(23,555)	$58,237	$(32,433)
Interest expense, net of interest income	21,299	15,110	41,573	26,483
Provision (benefit) for income taxes	26,981	(12,518)	22,151	(18,182)
Depreciation and amortization	25,717	9,143	38,503	18,122
Non-operating (income) expense(1)	(36,690)	—	(11,955)	—
Acquisition, integration and restructuring	18,402	2,458	30,660	4,244
Share-based compensation	3,901	2,127	8,384	7,669
Gain on sale-leaseback	(53,425)	—	(53,425)	—
Other(2)	8,635	(3,488)	2,109	5,435
Adjusted EBITDA	$83,762	$(10,723)	$136,237	$11,338

Net income (loss) margin	25.8%	(81.4)%	12.7%	(23.5)%
Adjusted EBITDA margin	31.3%	(37.1)%	29.6%	8.2%
________________________________
(1) Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) gain on bargain purchases and, (iii) other expense, net.
(2) Other includes the following non-recurring items for the applicable periods: (i) Goodwill and asset impairment, (ii) expansion and pre-opening expenses, (iii) rebranding expenses, (iv) Employee Retention Credit under the CARES Act which provides the Company with a refundable tax credit of 50% of up to $10,000 in wages paid by an eligible employer whose business has been financially impacted by COVID-19, (v) Credit Agreement amendment expenses include costs associated with amendments made to the Company’s Credit Agreement, (vi) expenses incurred to establish the partnership with Sinclair and Bally's Interactive acquisition costs, (vii) costs incurred to apply for and obtain sports and iGaming licenses in various jurisdictions, (viii) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and a former employee of the Company, (ix) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (x) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), (xi) gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park racetrack and the effects of Hurricane Zeta on the Hard Rock Biloxi property, and (xii) costs incurred in connection with the implementation of a new human resources information system.

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited) (in thousands)

Three Months Ended June 30, 2021	East	West	Other	Total
Revenue	$132,449	$127,870	$7,414	$267,733

Net income (loss)	$53,698	$25,777	$(10,533)	$68,942
Interest expense, net of interest income	13	(5)	21,291	21,299
Provision (benefit) for income taxes	21,563	7,941	(2,523)	26,981
Depreciation and amortization	5,942	7,444	12,331	25,717
Non-operating (income) expense(1)	—	—	(36,690)	(36,690)
Acquisition, integration and restructuring	—	—	18,402	18,402
Share-based compensation	—	—	3,901	3,901
Gain on sale-leaseback	(53,425)	—	—	(53,425)
Other(1)	3,784	1,171	3,680	8,635
Allocation of corporate costs	10,015	9,749	(19,764)	—
Adjusted EBITDA	$41,590	$52,077	$(9,905)	$83,762
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Three Months Ended June 30, 2020	East	West	Other	Total
Revenue	$10,418	$18,194	$312	$28,924

Net income (loss)	$(12,388)	$917	$(12,084)	$(23,555)
Interest expense, net of interest income	16	(5)	15,099	15,110
Provision (benefit) for income taxes	(4,439)	53	(8,132)	(12,518)
Depreciation and amortization	6,215	2,848	80	9,143
Acquisition, integration and restructuring	—	—	2,458	2,458
Share-based compensation	—	—	2,127	2,127
Other(1)	(2,049)	(940)	(499)	(3,488)
Allocation of corporate costs	2,306	1,876	(4,182)	—
Adjusted EBITDA	$(10,339)	$4,749	$(5,133)	$(10,723)
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited) (in thousands)

Six Months Ended June 30, 2021	East	West	Other	Total
Revenue	$231,483	$218,587	$9,929	$459,999

Net income (loss)	$64,967	$53,396	$(60,126)	$58,237
Interest expense, net of interest income	32	(13)	41,554	41,573
Provision (benefit) for income taxes	25,357	16,093	(19,299)	22,151
Depreciation and amortization	11,512	13,416	13,575	38,503
Non-operating (income) expense(1)	—	—	(11,955)	(11,955)
Acquisition, integration and restructuring	—	—	30,660	30,660
Share-based compensation	—	—	8,384	8,384
Gain on sale-leaseback	(53,425)	—	—	(53,425)
Other(1)	4,387	(9,476)	7,198	2,109
Allocation of corporate costs	14,858	14,200	(29,058)	—
Adjusted EBITDA	$67,688	$87,616	$(19,067)	$136,237
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Six Months Ended June 30, 2020	East	West	Other	Total
Revenue	$87,783	$48,139	$2,150	$138,072

Net income (loss)	$(4,100)	$(3,671)	$(24,662)	$(32,433)
Interest expense, net of interest income	21	(13)	26,475	26,483
Provision (benefit) for income taxes	(1,403)	(2,545)	(14,234)	(18,182)
Depreciation and amortization	12,451	5,526	145	18,122
Acquisition, integration and restructuring	20	—	4,224	4,244
Share-based compensation	—	—	7,669	7,669
Other(1)	(2,049)	7,768	(284)	5,435
Allocation of corporate costs	6,092	3,341	(9,433)	—
Adjusted EBITDA	$11,032	$10,406	$(10,100)	$11,338
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

BALLY'S CORPORATION

Reconciliation of Net Income (Loss) Per Diluted Share to
Adjusted Net Income (Loss) Per Diluted Share (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net earnings (loss) per diluted share	$1.40	$(0.77)	$1.37	$(1.05)
Non-operating (income) expense(1)	(0.75)	—	(0.28)	—
Acquisition, integration and restructuring	0.37	0.08	0.72	0.14
Gain on sale-leaseback	(1.09)	—	(1.26)	—
Other(1)	0.18	(0.11)	0.05	0.18
Tax effect of adjustments	0.36	0.01	0.21	(0.09)
Adjusted earnings (loss) per diluted share	$0.48	$(0.80)	$0.82	$(0.82)
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Note: Amounts in table may not subtotal due to rounding.
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.